                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant /x/                             / /     Confidential, for Use of the
Filed by a party other than the registrant / /                  Commission Only (as permitted
Check the appropriate box:                                      by Rule 14a-6(e)(2)

/ /     Preliminary proxy statement
/ /     Definitive proxy statement
/x/     Definitive additional materials
/ /     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             CALIFORNIA JOCKEY CLUB
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/ /     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.
/x/     $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

(2)     Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1/

- --------------------------------------------------------------------------------

(4)     Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

(5)     Total fee paid:

- --------------------------------------------------------------------------------

/x/     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:

- --------------------------------------------------------------------------------

(2)     Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

(3)     Filing party:

- --------------------------------------------------------------------------------

(4)     Date filed:

- --------------------------------------------------------------------------------

- ---------------
1. Set forth the amount on which the filing fee is calculated and state how it was determined.

NEWS RELEASE

[SITRICK AND COMPANY LOGO]


                                        Contact:  Sitrick and Company
                                                  Michael Sitrick
                                                  Donna K.H. Walters
                                                  (310) 788-2850
                                                  Anne George
                                                  (212) 755-2850


       ISS PROXY VOTING SERVICE RECOMMENDS CALIFORNIA JOCKEY STOCKHOLDERS
                  VOTE FOR BOARD'S NOMINEES, REJECT DISSIDENTS

        SAN MATEO, CALIF. -- AUGUST 26, 1996 -- The California Jockey Club (AMEX:CJ) announced today that Institutional Shareholder Services (ISS) has recommended the election of the California Jockey Club (CJC) Board nominees -- and rejection of a dissident slate of nominees -- at CJC's upcoming annual stockholders meeting.

        The CJC board nominees seeking re-election are Kjell H. Qvale, its current chairman, James Harris, James Conn and Brian Herrera. CJC's annual meeting will be held at 10 a.m., Friday, August 30, at the clubhouse of Bay Meadows Racecourse in San Mateo.

        In recommending the election of the board's nominees, ISS also favorably reviewed actions taken by the CJC board, including contracts to sell for $52 million approximately 73 acres of the 178 acres it owns at Bay Meadows. The sales are a part of the current CJC board's plan to increase shareholder value and generate funds to support the continuance of live racing at Bay Meadows.

        In its report, issued August 22, ISS states: "Selling the land will provide funding to preserve live racing while enabling the company to purchase other income-producing properties and lessen its dependence on racing revenues."

        The report continues, "ISS agrees with CJC that the dissident board offers no definitive course of action other than to study and reconsider the land sales agreements. They have not specified how they will reverse the decline in attendance and revenues at Bay Meadows or exactly how they intend to either finance renovations to the current stables (if the land is not sold) or provide alternative stabling (if the land is sold). . . . On this basis, we cannot recommend support for their [the dissidents'] slate of directors."



2029 Century Park East, Suite 1750
Los Angeles, CA 90067
(310) 788-2850  Fax: (310) 788-2855

        Of the CJC nominees' plan, the ISS report states: "In view of the decline in racetrack revenue, it is justifiable for CJC to diversify its portfolio by selling off portions of Bay Meadows and reinvesting the proceeds in other properties. It is not evident that the loss of these parcels will hinder the racing operations, as the dissidents claim. If that were the case, it would be self-defeating for CJC because it derives most of its income from Bay Meadows. The existing stable is in need of extensive refurbishment or replacement anyway, and without the land sales this undertaking or alternative stabling could not be financed. ISS therefore supports the re-election of CJC's board."

        On August 19, the CJC board reached agreement with Hudson Bay Partners, L.P. for Hudson Bay to invest $300 million into two new limited partnerships created from the assets of CJC and Bay Meadows Operating Company (BMOC), in exchange for 15 million units of the new limited partnerships, convertible into 72 percent of CJC/BMOC stock.

        On this issue, the ISS report states: "Because the Hudson Bay transaction is not the subject of this annual meeting, ISS offers no opinion on it, stressing that shareholders will have the opportunity to study and vote on it at a later date. This aside, we believe there is nothing objectionable in CJC's proposed land sales and that the company is acting responsibly to enhance shareholder value."

        ISS also recommends stockholders reject a proposal, co-authored by one of the dissident's slate members, to establish a mandatory retirement age for directors at 72 years.

        ISS is a leading international investment advisory service that provides proxy and voting analysis to pension plans, investment managers, banks, mutual funds and other institutional investors worldwide. CJC is a real estate investment trust which leases substantially all of its land in San Mateo to Bay Meadows Operating Company, which in turn operates Bay Meadows Racecourse there. Shares of CJC and BMOC are traded on a paired basis.

        ISS has consented to the release of this information.

                                     # # #

NEWS RELEASE
[SITRICK AND COMPANY LOGO]

                                           Contact:        Sitrick and Company
                                                           Michael Sitrick
                                                           Donna K.H. Walters
                                                           (310) 788-2850
                                                           Anne George
                                                           (212) 755-2850

FOR IMMEDIATE RELEASE
- ---------------------

CALIFORNIA JOCKEY CLUB WILL PURSUE ITS CHALLENGE OF ILLEGALLY OBTAINED PROXIES

        SAN MATEO, CALIF.--AUGUST 26, 1996--Kjell H. Qvale, chairman of the California Jockey Club (AMEX:CJ) issued the following statement in response to a press release by F. Jack Liebau, president of Bay Meadows Operating Company
(BMOC):

        "We find it unfortunate that Jack Liebau and BMOC find it necessary to say things in connection with this dispute that are not true. In their release dated August 22, they say several times, in several ways, that we were attempting to prevent them from holding a meeting and prevent their shareholders from being heard.

        "This is not true, it has never been true, and Mr. Liebau, BMOC, their lawyers know it is not true," Mr. Qvale said. "All we are asking in our federal court action is that they be prevented from voting at any stockholder meeting proxies obtained in violation of federal securities law. We will pursue that with the court to make sure this election is not tainted by illegally obtained proxies. However, we have never sought to prevent BMOC's special meeting from occurring and we find it reprehensible that they would make such a statement."


2029 Century Park East, Suite 1750
Los Angeles, CA 90067
(310) 788-2850 Fax: (310) 788-2855